Exhibit 3.10
LIMITED LIABILITY COMPANY AGREEMENT
OF
ACCO EUROPE INTERNATIONAL HOLDINGS, LLC
July 29, 2005

ii

     LIMITED LIABILITY COMPANY AGREEMENT dated as of July 29, 2005 (this “Agreement”), of ACCO Europe International Holdings, LLC, a Delaware limited liability company (the “Company”), by and between the Company, ACCO Brands International, Inc., a Delaware corporation (“ACCO International”), and each Person (as hereinafter defined) subsequently admitted as a member of the Company (individually, a “Member” and, collectively, the “Members”).
RECITAL
     WHEREAS, ACCO International has formed the Company in accordance with the provisions of the Delaware Limited Liability Company Act (6 Del.C. Section 18-101 et. seq.), as amended from time to time (the “Act”), and desires to enter into a written agreement pursuant to the Act governing the affairs of the Company and the conduct of its business.
     NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements contained herein, the parties hereto hereby agree as follows:
ARTICLE I
DEFINITIONS
     Section 1.1 Definitions. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Act.
     “Act” shall have the meaning set forth in the Recitals.
     “Agreement” shall have the meaning set forth in the Preamble.
     “Board” shall have the meaning set forth in Section 4.1(a).
     “Capital Contribution” shall mean any contribution of cash or property to the Company or the obligation to contribute cash or property to the Company made by or on behalf of a Member.
     “Certificate of Formation” shall have the meaning set forth in Section 2.1.
     “Claims” shall have the meaning set forth in Section 8.2(a).
     “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time (or any corresponding provisions of succeeding law).
     “Common Interest” shall have the meaning set forth in Section 5.1.

     “Common Interest Percentage” shall have the meaning set forth in Section 3.2(a).
     “Company” shall have the meaning set forth in the Preamble.
     “Covered Person” shall have the meaning set forth in Section 8.1.
     “Director” shall have the meaning set forth in Section 4.1(a).
     “Event of Termination” shall have the meaning set forth in Section 10.1.
     “Fiscal Year” shall have the meaning set forth in Section 2.10.
     “Majority of Members” shall have the meaning set forth in Section 3.2(c).
     “Member” shall have the meaning set forth in the Preamble.
     “Officers” shall have the meaning set forth in Section 4.1(d).
     “Person” shall mean an individual, trust, estate, corporation, partnership, limited liability company or any other incorporated or unincorporated entity permitted to be a member of a limited liability company under the Act.
     “President” shall mean the Officer described, and having the powers and duties, set forth in Section 4.2(b).
     “Regulations” shall mean, except where the context indicates otherwise, the permanent and temporary regulations of the Department of the Treasury promulgated under the Code, as such regulations may be lawfully changed from time to time (including corresponding provisions of succeeding regulations).
     “Tax Matters Partner” shall have the meaning set forth in Section 7.3.
     “Transfer” shall have the meaning set forth in Section 9.1.
ARTICLE II
GENERAL PROVISIONS
     Section 2.1 Formation. ACCO International has formed the Company as a limited liability company pursuant to the Act. A Certificate of

Formation described in Section 18-201 of the Act (the “Certificate of Formation”) has been filed with the Secretary of State of the State of Delaware in conformity with the Act. The Company and, if required, each of the Members shall execute or cause to be executed from time to time all other instruments, certificates, notices and documents and shall do or cause to be done all such acts and things (including keeping books and records and making publications or periodic filings) as may now or hereafter be required for the formation, valid existence and, when appropriate, termination of the Company as a limited liability company under the laws of the State of Delaware.
     Section 2.2 Company Name. The name of the Company is “ ACCO Europe International Holdings, LLC” or such other name or names as may be selected by the Members from time to time, and its business shall be carried on in such name with such variations and changes as the Board deems necessary to comply with requirements of the jurisdictions in which the Company’s operations are conducted.
     Section 2.3 Registered Office; Registered Agent. The Company shall maintain a registered office in the State of Delaware at, and the name and address of the Company’s registered agent in the State of Delaware is, the Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808. The Board may, from time to time, change the Company’s registered office and/or registered agent and shall forthwith amend the Certificate of Formation to reflect such change(s).
     Section 2.4 Place of Business. The principal business address of the Company shall be located at 300 Tower Parkway, Lincolnshire, Illinois 60069, or such other location as shall be determined by the Board. The Company may from time to time have such other place or places of business within or without the State of Delaware as the Board may deem advisable.
     Section 2.5 Purpose; Nature of Business Permitted; Powers. The Company is formed for the purpose of engaging in any business or activity for which limited liability companies may be formed under the Act. The Company shall possess and may exercise all the powers and privileges granted by the Act or by any other law or by this Agreement, together with any powers incidental thereto, insofar as such powers and privileges are necessary or convenient to the conduct, promotion or attainment of the business purposes or activities of the Company.
     Section 2.6 Transactions of a Member with the Company. In accordance with Section 18-107 of the Act, a Member or Director may lend money to, borrow money from, act as surety, guarantor or endorser for, guarantee or assume one or more obligations of, provide collateral for, and transact other business with, the Company and, subject to applicable law, shall have the same rights and obligations with respect to any such matter as a Person who is not a Member of Director.

     Section 2.7 Company Property. No real or other property of the Company shall be deemed to be owned by any Member individually, but shall be owned by and title shall be vested solely in the Company. The Common Interests of the Members in the Company shall constitute personal property.
     Section 2.8 Term. The existence of the Company shall commence on the date of the filing of the Certificate of Formation in the office of the Secretary of State of the State of Delaware in accordance with the Act, and, subject to the provisions of Article X hereof, the Company shall have a perpetual life.
     Section 2.9 No Liability of Members. All debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Members, Director or Officer shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member, Director or Officer.
     Section 2.10 Fiscal Year. The fiscal year of the Company (the “Fiscal Year”) for financial statement and federal income tax purposes shall be determined by the Board.
     Section 2.11 No State Law Partnership. The Members intend that the Company not be a partnership (including a limited partnership) or joint venture and that no Member or Director be a partner or joint venture of any other Member or Director for any purposes other than applicable tax laws. This Agreement may not be construed to suggest otherwise.
     Section 2.12 Tax Treatment. In the event that there are two or more Members of the Company, the Company shall be treated as a partnership for U.S. federal income tax purposes (as well as for any analogous state or local tax purposes), and the Members and the Company shall timely make any and all necessary elections and filings for the Company to be treated as a partnership for U.S. federal income tax purposes (as well as for any analogous state or local tax purposes).
ARTICLE III
MEMBERS
     Section 3.1 Members. The name, address and Common Interest Percentage of the Members are set forth on Schedule A hereto, which shall be amended from time to time to reflect the admission of new Members, Capital Contributions of Members or the Transfer of Common Interests of any Member.

     Section 3.2 Actions by the Members; Meetings; Quorum
          (a) The Members may vote, approve a matter or take any action by the vote of the Members at a meeting, in person or by proxy, or without a meeting by written consent. Each Member shall be entitled to vote upon all matters upon which Members have the right to vote ratably in proportion to its respective Common Interests in the Company as set forth on Schedule A hereto (the “Common Interest Percentage”), as adjusted from time to time pursuant to the terms hereof.
          (b) Any action required or permitted to be taken at any meeting of the Members may be taken without a meeting if Members holding Common Interests sufficient to approve the action pursuant to the terms of this Agreement consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the Members. In no instance where action is authorized by written consent shall a meeting of Members be called or notice be given; however, a copy of the action taken by written consent shall be sent promptly to all Members and filed with the records of the Company.
          (c) Meetings of Members may be called by the Board upon at least one (1) days’ prior written notice of the time and place of such meeting. Notice of any meeting may be waived by any Member before or after any meeting. Meetings of the Members may be conducted in person or by conference telephone facilities, and the presence in person or by proxy of Members owning more than 50.1% of the Common Interest Percentage (a “Majority of Members”) at the time of the action taken constitutes a quorum for the transaction of business.
          (d) Except as otherwise provided in this Agreement, the affirmative vote of a Majority of Members constitutes approval of any action.
     Section 3.3 Power to Bind the Company. No Member (acting in its capacity as such) shall have any authority to bind the Company to any third party with respect to any matter except pursuant to a resolution expressly authorizing such action which resolution is duly adopted by the Board by the affirmative vote required for such matter pursuant to this Agreement or the Act.
ARTICLE IV
MANAGEMENT AND OPERATIONS OF THE COMPANY
     Section 4.1 Board of Directors.
          (a) General. Subject to such matters which are expressly reserved hereunder to the Members for decision, the business and affairs of the Company shall be managed by or under the direction of a Board (the “Board”) of one or more Directors (each a “Director”), which shall be responsible for policy setting and approval of the overall direction of the Company. The Board shall initially be comprised of three (3) Directors with the exact number to be determined from time to time by the Board. Directors shall be elected by a Majority of the Members and shall hold office until a successor is elected and qualified or until such Director’s earlier death, resignation, expulsion or removal. Directors need not be Members. The initial Directors designated by the Members shall be those individuals listed on Schedule B hereto.
     (b) Removal; Resignation. Any Director may be removed only by the affirmative vote of a Majority of Members, with or without cause. A Director may resign at any time upon written notice to the Board.
     (c) Vacancies. Any vacancy occurring on the Board shall be filled by the affirmative vote of a Majority of Members. A Director chosen to fill a vacancy shall serve the unexpired term of his predecessor in office.
     (d) Powers.
          (1) The Board shall have the power to do any and all acts necessary, convenient or incidental to or for the furtherance of the purposes described herein, including, without limitation, the authority to retain and terminate employees, agents and consultants of the Company and to delegate such duties to any such officers of the Company (“Officers”), employees, agents and consultants as the Board deems appropriate, including the power, acting individually or jointly, to represent and bind the Company in all matters, in accordance with the scope of their respective duties, and including, without limitation, all powers, statutory or otherwise. The Board has the authority to bind the Company.
          (2) None of the Directors (acting in their capacity as such) shall have authority to bind the Company to any third party with respect to any matter unless the Board shall have approved such matter and authorized such Directors(s) to bind the Company with respect thereto.
          (e) Meetings of the Board of Directors. The Board may hold meetings, both regular and special, within or outside the State of Delaware. Regular meetings of the Board may be held without notice at such time and at such place as shall from time to time be determined by the Board. Special meetings of the Board may be called by the President) on not less than one (1) day’s notice to each Director by telephone, facsimile, mail, telegram or any other means of communication, and special meetings shall be called by the

President or Secretary in like manner and with like notice upon the written request of any one or more of the Directors. Notice of any Board meeting may be waived by any Director before or after such meeting.
          (f) Quorum; Acts of the Board. At all meetings of the Board, a majority of the Directors shall constitute a quorum for the transaction of business and, except as otherwise provided in any other provision of this Agreement, the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board. Each Director shall be entitled to one vote upon all matters submitted to the Board. If a quorum shall not be present at any meeting of the Board, the Directors present at such meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. Any action required or permitted to be taken at any meeting of the Board may be taken without a meeting if all members of the Board consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board.
          (g) Electronic Communications. Members of the Board may participate in meetings of the Board by means of telephone conference or similar communications equipment that allows all Persons participating in the meeting to hear each other, and such participation in a meeting shall constitute presence in person at the meeting. If all the participants are participating by telephone conference or similar communications equipment, the meeting shall be deemed to be held at the principal place of business of the Company.
          (h) Compensation of Directors; Expenses. The Board shall have the authority to fix the compensation of Directors or determine that Directors shall serve without compensation. The Directors may be paid their expenses, if any, of attendance at meetings of the Board, which may be a fixed sum for attendance at each meeting of the Board or a stated salary as Director. No such payment shall preclude any Director from serving the Company in any other capacity and receiving compensation therefor.
     Section 4.2 Officers.
          (a) General. The initial Officers shall be designated by ACCO International. Any additional or successor Officers shall be chosen by the Board. The Officers shall consist of at least a President, a Secretary and a Treasurer. Any number of offices may be held by the same Person. The Board may appoint such other Officers and agents as it shall deem necessary or advisable who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board. The salaries of all Officers and agents of the Company shall be fixed by or in the manner prescribed by the Board. The Officers shall hold office until their successors are chosen and qualified. Any Officer may be removed at any time, with or without cause, by the affirmative vote of a majority of the Board. Any vacancy occurring in any office of the Company shall be filled by the Board. The initial Officers designated by the Members are listed on Schedule C hereto.
          (b) President. The President shall be the chief executive officer of the Company, shall preside at all meetings of the Board, shall be responsible for the general and active management of the business of the Company and shall see that all orders and resolutions of the Board are carried into effect. The President or any other Officer authorized by the President or the Board shall execute all bonds, mortgages and other contracts, except: (i) where required or permitted by law or this Agreement to be otherwise signed and executed; (ii) where signing and execution thereof shall be expressly delegated by the Board to some other Officer or agent of the Company; and (iii) as otherwise permitted in this Section 4.2.
          (c) Vice President. In the absence of the President or in the event of the President’s inability to act, the Vice President, if any (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Directors, or in the absence of any designation, then in the order of their election), shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice Presidents, if any, shall perform such other duties and have such other powers as the Board may from time to time prescribe.
          (d) Secretary. The Secretary shall be responsible for filing legal documents and maintaining records for the Company. The Secretary shall attend all meetings of the Board and record all the proceedings of the meetings of the Company and of the Board in a book to be kept for that purpose. The Secretary shall give, or shall cause to be given, notice of all meetings of the Members, if any, and special meetings of the Board, and shall perform such other duties as may be prescribed by the Board or the President, under whose supervision the Secretary shall serve.
          (e) Treasurer. The Treasurer shall have the custody of the Company funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company and shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Board. The Treasurer shall disburse the funds of the Company as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and to the Board, at its regular meetings or when the Board so requires, an account of all of the Treasurer’s transactions and of the financial condition of the Company.
          (f) Officers as Agents. The Officers, to the extent of their powers set forth in this Agreement or otherwise vested in them by action of the Board not inconsistent with this Agreement, are agents of the Company for the purpose of the Company’s business and the actions of the Officers taken in accordance with such powers shall bind the Company.

     Section 4.3 Duties of Board and Officers. Except to the extent otherwise provided herein, each Director and Officer shall have a fiduciary duty of loyalty and care similar to that of directors and officers of business corporations organized under the General Corporation Law of the State of Delaware.
ARTICLE V
CAPITAL STRUCTURE AND CONTRIBUTIONS
     Section 5.1 Capital Structure. The capital structure of the Company shall consist of one class of common interests (“Common Interests”). Except as otherwise set forth herein, each of the Common Interests shall be identical.
     Section 5.2 Shares, Nature of Property.
     Each Shareholder’s respective Common Interest in the Company is personal property. A Shareholder has no interest in specific property of the Company. A Common Interest shall be evidenced by a certificate of limited liability company interest issued by the Company.
     Section 5.3 Capital Contributions. The Members are not required to make any Capital Contribution to the Company. However, a Member may make Capital Contributions to the Company at any time upon the consent of the Board.
     Section 5.4 No Withdrawal Of Capital Contributions. Except upon the dissolution and liquidation of the Company as set forth in Article X hereof, and except as otherwise allowed in this Agreement, no Member shall have the right to withdraw its capital contributions.
     Section 5.5 Maintenance of Capital Accounts.
          (a) In the event that there are two or more Members of the Company, the Company shall establish and maintain capital accounts for each Member in accordance with the following provisions:
          (1) to each Member’s capital account there shall be credited (x) such Member’s capital contributions, (y) such Member’s distributive share of net profits (determined in accordance with Section 703(a) of the Code) and (z) the amount of any Company liabilities assumed by such Member or which are secured by any property distributed by such Member; and

          (2) to each Member’s capital account there shall be debited (x) the amount of money and the fair market value of any property distributed to such Member pursuant to any provision of this Agreement, (y) such Member’s distributive share of net losses (determined in accordance with Section 703(a) of the Code) and (z) the amount of any liabilities of such Member assumed by the Company or which are secured by any property contributed by such Member to the Company.
          (b) This Section and other provisions of this Agreement relating to the maintenance of capital accounts are intended to comply with Treasury Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Treasury Regulations. Notwithstanding that a particular adjustment is not set forth in this Section, the capital accounts of the Members shall be adjusted as required by, and in accordance with, the capital account maintenance rules of Treasury Regulations Section 1.704-1(b).
ARTICLE VI
PROFITS, LOSSES AND DISTRIBUTIONS
     Section 6.1 Allocations of Profits and Losses from Operations. Net profits and net losses shall be allocated among the Members ratably in proportion to their respective Common Interest Percentages. Notwithstanding the foregoing, in the event that there are two or more Members of the Company, no item of loss or deduction of the Company shall be allocated to a Member if such allocation would result in a negative balance in such Member’s capital account. Such loss or deduction shall be allocated first among the Members with positive balances in their capital accounts in proportion to (and to the extent of) such positive balances and thereafter to Members in accordance with their Common Interest Percentage as determined under Section 1.704-1(b)(3) of the Treasury Regulations.
     Section 6.2 No Right to Distributions. No Member shall have the right to demand or receive distributions of any amount, except as expressly provided in this Article VI.
     Section 6.3 Distributions. Subject only to the limitations of the Act the Board shall have the power to declare distributions and distribute Company property, whether in cash or in kind, to the Members. The Board shall determine, in its sole and absolute discretion, profits available for distribution to Members and the amount, if any, to be distributed to Members, and shall authorize and distribute to the Members pro rata in proportion to their respective Common Interest Percentages, the determined amount when, as and if declared by the Board.

     Section 6.4 Withholding. The Company is authorized to withhold from distributions to a Member, or with respect to allocations to a Member, and to pay over to a federal, foreign, state or local government, any amounts required to be withheld pursuant to the Code, or any provisions of any other federal, foreign, state or local law. Any amounts so withheld shall be treated as having been distributed to such Member pursuant to this Article VI for all purposes of this Agreement, and shall be offset against the current or next amounts otherwise distributable to such Member.
ARTICLE VII
BOOKS AND REPORTS
     Section 7.1 Books and Records; Accounting. The Company shall keep or cause to be kept at the office of the Company (or at such other place as the Board in its discretion shall determine) full and accurate books and records regarding the status of the business and financial condition of the Company.
     Section 7.2 Form K-l. After the end of each Fiscal Year during which there are two or more Members of the Company, the Board shall cause to be prepared and transmitted, as promptly as possible, and in any event within 90 days of the close of the Fiscal Year, a Federal income tax Form K-1 and any required similar state income tax form for each Member.
     Section 7.3 Tax Matters Partner. In the event that there are two or more Members of the Company, ACCO International shall be the Company’s “Tax Matters Partner” under Section 6231(a)(7) of the Code, and shall have all the powers and responsibilities of such position as provided in the Code. The Tax Matters Partner is specifically directed and authorized to take whatever steps are necessary or desirable to perfect such designation, including filing any forms or documents with the Internal Revenue Service and taking such other action as may from time to time be required under the Regulations issued under the Code. The Tax Matters Partner shall cause to be prepared and shall sign all tax returns of the Company, make any tax elections for the Company allowed under the Code or the tax laws of any state or other jurisdiction having taxing jurisdiction over the Company and monitor any governmental tax authority in any audit that such authority may conduct of the Company’s books and records or other documents.

ARTICLE VIII
EXCULPATION AND INDEMNIFICATION
     Section 8.1 Exculpation. Notwithstanding any other provision of this Agreement, whether expressed or implied, or any obligation or duty at law or in equity, no Member, Director or any officers, directors, stockholders, partners, employees, affiliates, representatives, consultants or agents of any of the foregoing, and no Officer, employee, representative, consultant or agent of the Company (individually, a “Covered Person” and, collectively, the “Covered Persons”) shall be liable to the Company or any other Person for any act or omission (in relation to the Company, its property or the conduct of its business or affairs, this Agreement, any related document or any transaction or investment contemplated hereby or thereby) taken or omitted by a Covered Person in the reasonable belief that such act or omission is in or is not contrary to the best interests of the Company and is within the scope of the authority conferred on such Covered Person by this Agreement, except that a Covered Person shall be liable for any such loss, damage or claim incurred by reason of such Covered Person’s fraud, bad faith, gross negligence or willful misconduct.
     Section 8.2 Indemnification
          (a) To the fullest extent permitted by applicable law, the Company shall indemnify and hold harmless each Covered Person from and against any and all losses, claims, demands, liabilities, expenses, judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative (collectively, “Claims”), in which the Covered Person may be involved, or threatened to be involved, as a party or otherwise, by reason of its management of the affairs of the Company or which relates to or arises out of the Company or its property, business or affairs. A Covered Person shall not be entitled to indemnification under this Section 8.2 with respect to (i) any Claim with respect to which such Covered Person has engaged in fraud, bad faith, gross negligence or willful misconduct, or (ii) any Claim initiated by such Covered Person unless such Claim (or part thereof) (A) was brought to enforce such Covered Person’s rights to indemnification hereunder or (B) was authorized or consented to by the Board; provided, however, that any indemnity under this Section 8.2 by the Company shall be provided out of and to the extent of Company assets only, and a Member shall not have personal liability on account thereof.
          (b) To the fullest extent permitted by applicable law, expenses (including legal fees) incurred by a Covered Person defending any Claim shall, from time to time, be advanced by the Company prior to the final disposition of such Claim upon receipt by the Company of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified as authorized in this Section 8.2.

          (c) A Covered Person shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any Person as to matters the Covered Person reasonably believes are within such other Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, or any other facts pertinent to the existence and amount of assets from which distributions to the Member might properly be paid.
          (d) To the extent that, at law or in equity, a Covered Person has duties (including fiduciary duties) and liabilities relating thereto to the Company or to any other Covered Person, a Covered Person acting under this Agreement shall not be liable to the Company or to any other Covered Person for its good faith reliance on the provisions of this Agreement or any approval or authorization granted by the Company or any other Covered Person. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of a Covered Person otherwise existing at law or in equity, are agreed by the Member to replace such other duties and liabilities of such Covered Person.
     Section 8.3 Survival. The foregoing provisions of this Article VIII shall survive any termination of this Agreement.
     Section 8.4 Amendments. Any repeal or modification of this Article VIII by the Member shall not adversely affect any rights of such Covered Person pursuant to this Article VIII, including the right to indemnification and to the advancement of expenses of a Covered Person existing at the time of such repeal or modification, with respect to any acts or omissions occurring prior to such repeal or modification.
ARTICLE IX
TRANSFERS OF INTERESTS AND ADMISSION OF MEMBER
     Section 9.1 Restriction on Transfers Any member shall have the right to sell, convey, assign, transfer, pledge, grant a security interest in or otherwise dispose of (each a “Transfer”) all or any part of its Common Interests without prior written consent of the Board or of any other Member.
     Section 9.2 Admission of Additional Members. Except for the admission of Members pursuant to the provisions of Section 9.1, one or more additional Members of the Company may be admitted to the Company only (i) upon the prior written consent of the Board and (ii) only if such additional Member has executed an appropriate supplement to this Agreement agreeing to be bound by its terms as such terms may be modified by such supplement.

ARTICLE X
DISSOLUTION
     Section 10.1 Dissolution
          (a) The Company shall be dissolved upon the occurrence of either of the following events (an “Event of Termination”):
          (1) a determination by a Majority of the Members to dissolve the Company; or
          (2) the entry of a decree of judicial dissolution under Section 18-802 of the Act.
          (b) No other event, including the retirement, insolvency, liquidation, dissolution, insanity, expulsion, bankruptcy, death, incapacity or adjudication of incompetency of a Member, shall cause the Company to be dissolved.
     Section 10.2 Liquidation
          (a) In the event that an Event of Termination shall occur, then the Company shall be liquidated and its affairs shall be wound up. All proceeds from such liquidation shall be distributed in accordance with the provisions of Section 18-804 of the Act, and all interests in the Company shall be cancelled. Distributions to the Members shall be made in accordance with each Member’s Common Interest Percentage.
          (b) Upon the completion of the distribution of the Company’s assets, the Company shall be terminated and the Members shall cause the Company to execute and file a Certificate of Cancellation in accordance with Section 18-203 of the Act.
ARTICLE XI
MISCELLANEOUS
     Section 11.1 Benefits of Agreement; No Third-Party Rights. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditor of the Company or by any creditor of the Members. Furthermore, nothing in this Agreement shall be deemed to create any right in any Person (other than Covered Persons) not a party hereto, and this Agreement shall not be construed in any respect to be a contract in whole or in part for the benefit of any third Person.

     Section 11.2 Amendments. This Agreement may not be modified, altered, supplemented or amended except pursuant to a written agreement executed and delivered by the Member. An amendment shall become effective as of the date specified in the written agreement of the Member or if none is specified as of the date of such approval or as otherwise provided in the Act.
     Section 11.3 Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof.
     Section 11.4 Counterparts. This Agreement may be executed in several counterparts with the same effect as if the parties executing the several counterparts had all executed one counterpart.
     Section 11.5 Governing Law; Severability. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of law. In particular, this Agreement shall be construed to the maximum extent possible to comply with all the terms and conditions of the Act. If it shall be determined by a court of competent jurisdiction that any provisions or wording of this Agreement shall be invalid or unenforceable under the Act or other applicable law, such invalidity or unenforceability shall not invalidate the entire Agreement. In that case, this Agreement shall be construed so as to limit any term or provision so as to make it enforceable or valid within the requirements of applicable law, and, in the event such term or provisions cannot be so limited, this Agreement shall be construed to omit such invalid or unenforceable terms or provisions. If it shall be determined by a court of competent jurisdiction that any provision relating to the distributions and allocations of the Company or to any expenses payable by the Company is invalid or unenforceable, this Agreement shall be construed or interpreted so as (a) to make it enforceable or valid and (b) to make the distributions and allocations as closely equivalent to those set forth in this Agreement as is permissible under applicable law.
     Section 11.6 Headings; Construction The headings and captions contained herein are for convenience of reference only and shall not control or affect the meaning or construction of any of the provisions hereof. All references to “Article”, “Articles”, “Section” or “Sections” refer to the corresponding Article, Articles, Section or Sections of this Agreement unless specifically noted otherwise.
     Section 11.7 Additional Documents Each Member agrees to perform all further acts and execute, acknowledge and deliver any documents that may be reasonably necessary to carry out the provisions of this Agreement.
     Section 11.8 Notices All notices, requests and other communications to the Company or any Member shall be in writing (including telecopier or similar writing) and shall be given to in the case of the Company at its address in Section 2.4, and in the case of a Member (and any other Person designated by such Member) at its address or telecopier number set forth in Schedule A hereto or such other address or telecopier number as such Member may hereafter specify for the purpose by notice. Each such notice, request or other communication shall be effective (a) if given by telecopier, when transmitted to the number specified pursuant to this Section 11.8 and the appropriate confirmation is received, (b) if given by mail, 72 hours after such communication is received by the other party, or (c) if given by any other means, when delivered at the address specified pursuant to this Section 11.8.
     Section 11.9 Waiver of Partition Each of the Members hereby irrevocably waives any and all rights that such Member may have to maintain any action for partition of any of the Company’s property.
     Section 11.10 Interpretation Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in either the masculine, the feminine, or the neuter gender shall include the masculine, feminine and neuter.
[SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the date first above written.

ACCO Europe International Holdings, LLC
By:
Name:
Title:

ACCO Brands International, Inc.
By:
Name:
Title

SCHEDULE A
MEMBERS

Name and Address	Common Interest
of Members	Percentage

ACCO Brands International, Inc.
Attn:
300 Tower Parkway
Lincolnshire, Illinois 60069	100%

A-1

SCHEDULE B
INITIAL DIRECTORS:

B-1

SCHEDULE C

INITIAL OFFICERS	TITLE

President
Vice President
Treasurer
Secretary

C-1